November 28, 2008

To the Borrowers under the Credit Agreement
referred to below
c/o Equity Media Holdings Corporation
1 Shackleford Drive
Suite 400
Little Rock, Arkansas 72111
Attention: Larry E. Morton, President
Telecopy No.: (501) 221-1101

Re: Acceleration of Loans under Credit Agreement

Ladies and Gentlemen:

Silver Point Finance, LLC is the Administrative Agent (the "Administrative Agent") under the Third Amended and Restated Credit Agreement dated as of February 13, 2008, as amended and supplemented by a certain First Amendment to Third Amended and Restated Credit Agreement and Forbearance Agreement dated as of March 19, 2008, a certain Second Amendment to Third Amended and Restated Credit Agreement and Forbearance Agreement dated as of April 28, 2008, a certain Third Amendment to Third Amended and Restated Credit Agreement and Forbearance Agreement (the "Third Forbearance") dated as of June 24, 2008 (as so amended and supplemented, and as the same may be further amended, restated, supplemented and otherwise modified from time to time, the "Credit Agreement") among the borrowers party thereto (the "Borrowers" or "Company"), the lenders party thereto (the "Lenders"), the Administrative Agent and Wells Fargo Foothill, Inc., as Collateral Agent (the "Collateral Agent" and together with the Administrative Agent, the "Agents"). Capitalized terms used in this letter shall have the meanings given to them in the Credit Agreement.

Despite numerous attempts by the Lenders to reach a consensual resolution regarding the obligations of the Borrowers under the Credit Agreement, the Borrowers and the Board seem determined to follow a path that is destructive to the value of the assets of the Borrowers. Accordingly, the Lenders have determined that they have no choice but to protect their interests in accordance with the Loan Documents. This letter is to notify you that, due to the multiple ongoing Defaults and Events of Default existing under the Loan Documents, the Required Lenders hereby declare all commitments under the Loan Documents terminated and the Loans and all other Obligations under the Loan Documents immediately due and payable by the Borrowers.

The Agents and the Lenders reserve all other rights and remedies available to them under the Loan Documents and at law which they may exercise at any time without further notice to the Borrowers.

SILVER POINT FINANCE, LLC,
as Administrative Agent

By:______________________

Name: Zac Zeitlin
Title: Authorized Signatory

cc: Friday, Eldredge and Clark
2000 Regions Center
400 West Capitol
Little Rock, Arkansas 72201
Attention: James Saxton, Esq.
Telecopy No.: (501) 244-5301